Exhibit 99.1

FOR IMMEDIATE RELEASE	October 27, 2004

Contacts:
Donald Clarke	David Peikin
EVP and Chief Financial Officer	Director of Corporate Communications
301-296-2711	301-296-2262
dclarke@visualnetworks.com	dpeikin@visualnetworks.com

Visual Networks Reports Third Quarter Results – Revenue Increases 48% Over Prior Year

Company Returns to Profitability and Marks Fourth Consecutive Quarter of Operating Improvement

Rockville, MD — Visual Networks, Inc.® (Nasdaq: VNWK) today reported financial results for the third quarter ended September 30, 2004. The quarter marked the company’s fourth consecutive quarter of improvement in revenue, operating income and net income.

Revenue for the third quarter was $13.8 million, compared with $9.4 million for the same period last year, an increase of 48 percent and up 8 percent sequentially from $12.8 million reported in the second quarter. The company returned to profitability in the quarter, reporting $246,000 in net income, or $0.01 per share. Revenue exceeded published analyst consensus estimates.

The balance sheet for the quarter also remained strong. The company exited the quarter with $12.5 million in cash and investments. Accounts receivable of $6.6 million at September 30, 2004 represented 44 days sales outstanding.

“We are very pleased to report a fourth consecutive quarter of significant growth and a return to profitability for the company,” said Larry Barker, President and CEO of Visual Networks. “The performance, in conjunction with the continued solid market adoption of our flagship Visual UpTime Select solution further validates our corporate strategy.”

Third Quarter Highlights:

•	Exceeded published consensus estimates on revenue and EPS;

•	Returned to profitability and maintained a strong balance sheet;

•	Achieved strong initial uptake of AppFlows and AppSummary modules, with a number of sales among enterprise customers;

•	Hired Jeff Schmitz, who has over 20 years’ industry experience, as senior vice president of marketing;

•	Added nearly 50 new enterprise customers during the quarter;

•	Appointed Grant Thornton, LLC as new auditor;

•	Received our first Visual UpTime Select order from Asia/Pacific;

•	Entered into a distribution agreement with Getronics Mexico, a leading Latin American systems integrator;

•	Addressed nearly 500 prospective customers at four events nationwide as platinum sponsor of Network World’s VoIP tour; and

•	Presented to 250 Visual Networks’ customers at nine UpTime Select roadshow events.

Future Expectations

The company expects fourth quarter revenue to be in the range of $14.0 million to $14.5 million and EPS to be in the range of $0.01 to $0.02.

Broadcast of Third Quarter Results

Visual Networks’ management will host a discussion of this afternoon’s announcement with investors and financial analysts today, Wednesday October 27, 2004, at 4:45 p.m. (EDT). To participate in the teleconference, please call dial 617-786-2902, confirmation code 76338526. A live web cast of the call will also be available at http://www.visualnetworks.com/events.. For those unable to listen to the live call, a replay will be available from 6:45 PM EDT on October 27, 2004 until 6:45 PM EDT on October 29, 2004 by dialing 617-801-6888 and entering confirmation code 75818842. An archive of the call will be available online shortly following the conclusion of the live call on Visual Networks’ Web site at http://www.visualnetworks.com/events.

About Visual Networks

Visual Networks (Nasdaq: VNWK) is a leading provider of network and application performance management solutions. The company’s technologies enable enterprises to reliably and securely manage the delivery of mission-critical applications across their infrastructures. Visual Networks’ products increase application and network availability, optimize the use of bandwidth, and reduce operating costs across traditional and IP-based infrastructures. For more information, visit http://www.visualnetworks.com.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks’ future results may be impacted by risks associated with market acceptance of Visual UpTime Select, fluctuations in IT budgets and spending, issues related to the Company’s distribution channels, the potential repayment of the Company’s outstanding debentures, rapid technological change and the emerging services market, potential fluctuations in quarterly operating results, ongoing patent litigation, its dependence upon sole and limited source suppliers and fluctuations in component pricing and availability, its dependence upon key employees, and its ability to retain employees. Visual Networks’ future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K.

Visual Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended September 30,
	2003	2004
Revenue	$9,367	$13,817
Cost of revenue	3,119	4,284

Gross profit	6,248	9,533

Operating expenses:
Research and development	2,621	2,378
Sales and marketing	4,026	4,054
General and administrative	1,743	2,560

Total operating expenses	8,390	8,992

Income (loss) from operations	(2,142)	541
Interest expense, net	(373)	(295)

Net income (loss)	$(2,515)	$246

Basic and diluted income (loss) per share	$(0.08)	$0.01

Visual Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2003	September 30, 2004
Assets
Current assets:
Cash and cash equivalents	$15,671	$12,517
Restricted short-term investments	1,530	—
Accounts receivable, net	2,326	6,632
Inventory, net	3,346	3,157
Deferred debt issuance costs	532	304
Other current assets	256	843

Total current assets	23,661	23,453
Property and equipment, net	2,378	2,077

Total assets	$26,039	$25,530

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$8,115	$9,412
Convertible debentures, net of unamortized debt discount	8,744	7,996
Deferred revenue	6,333	5,093

Total current liabilities	23,192	22,501
Stockholders’ equity	2,847	3,029

Total liabilities and stockholders’ equity	$26,039	$25,530

Visual Networks, Inc.

Condensed Consolidated Cash Flow Statements

(in thousands)

(unaudited)

	For the Three Months Ended September 30,
	2003	2004
Cash Flows from Operating Activities:
Net income (loss)	$(2,515)	$246
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	643	319
Bad debt expense	—	58
Deferred compensation expense	—	33
Non-cash interest expense	254	218
Changes in assets and liabilities:
Accounts receivable	800	(2,054)
Inventory	723	(1,152)
Other assets	651	42
Accounts payable and accrued expenses	(1,125)	1,133
Deferred revenue	368	(209)

Net cash used in operating activities	(201)	(1,366)

Cash Flows from Investing Activities:
Net sales of short term investments	470	528
Expenditures for property and equipment	(357)	(340)

Net cash provided by investing activities	113	188

Cash Flows from Financing Activities:
Exercise of stock options and issuance of common stock under employee stock purchase plan	95	140

Net cash provided by financing activities	95	140

Net increase (decrease) in Cash and Cash Equivalents	7	(1,038)
Cash and Cash Equivalents, Beginning of Period	10,064	13,555

Cash and Cash Equivalents, End of Period	$10,071	$12,517

Visual Networks, Inc.

Additional Financial Information

The following presents additional financial information about Visual Networks for the three months ended December 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004, respectively (dollars in thousands).

	12/31/03	3/31/04	6/30/04	9/30/04
Days Sales Outstanding Calculation:
Days sales outstanding (“DSOs”‘) are calculated as follows:

Accounts Receivable	$2,326	$2,606	$4,636	$6,632

Quarterly sales/Days in quarter	$10,835/92	$11,841/91	$12,823/91	$13,817/92

Days sales outstanding	19.8	20.0	32.9	44.2

Inventory Turns Calculation:
Inventory turns are calculated as follows:

Days in year	365	366	366	366

Inventory/(Quarterly COGS/Days in quarter)	$3,346/$(2,409/92)	$2,823/$(3,323/91)	$2,005/$(4,002/91)	$3,157/$(4,284/92)
Inventory turns	2.9	4.7	8.0	5.4

Employees:

Research and development	55	54	53	56
Sales and marketing	62	62	64	65
Manufacturing and customer service	11	11	10	11
General and administrative	28	30	27	31

Total Employees	156	157	154	163

Revenue:
UpTime:
Visual UpTime	$6,440	$11,056	$9,588	$8,089
Visual UpTime Select	—	—	2,440	5,321
IP Insight	4,336	728	741	407
Royalties	59	57	54	—

Total	$10,835	$11,841	$12,823	$13,817

Visual Networks, Inc.

Additional Financial Information (continued)

The following presents additional financial information about Visual Networks for the three months ended December 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004, respectively (in thousands, except per share data).

	12/31/03	3/31/04	6/30/04	9/30/04
Common stock outstanding	32,866	33,109	33,232	33,319

Weighted average share calculations:
Basic weighted average shares outstanding	32,790	33,011	33,185	33,283

Effect of dilutive securities:
Employee stock options	—	—	—	1,842
Diluted weighted average shares outstanding	32,790	33,011	33,185	35,125

Net income (loss)	$(1,005)	$(490)	$(414)	$246

Basic and diluted income (loss) per share	$(0.03)	$(0.01)	$(0.01)	$0.01